Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Rich Konzmann at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Third Quarter 2023 Financial Results

McLean, VA, November 13, 2023 – Arlington Asset Investment Corp. (NYSE: AAIC) (the “Company,” “Arlington,” “we,” “us” or “our”) today reported financial results for the quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

•
$6.41 per common share of book value, a 3.5% decrease from prior quarter
•
$0.26 per diluted common share of GAAP net loss attributable to common shareholders
•
$0.07 per diluted common share of non-GAAP earnings available for distribution
•
0.4 to 1 “at risk” leverage ratio as of September 30, 2023
•
Special meeting of the Company's shareholders to be held on December 12, 2023 for common shareholders to consider and vote on the previously announced proposed plan of merger with Ellington Financial Inc. ("Ellington Financial")

Third Quarter Investment Portfolio

As of September 30, 2023, the Company’s investment portfolio capital allocation was as follows (dollars in thousands):

	September 30, 2023
	Assets	Invested Capital Allocation (1)	Invested Capital Allocation (%)	Leverage (2)
MSR financing receivables	$191,800	$191,800	64%	—
Credit investments (3)	128,488	49,290	17%	1.6
Agency MBS (4)	114,647	57,746	19%	1.0
Total invested capital	$434,935	298,836	100%
Cash and other corporate capital, net		1,228
Total investable capital		$300,064		0.4

(1)
Our investable capital is calculated as the sum of our shareholders’ equity capital and long-term unsecured debt.
(2)
Our leverage is measured as the ratio of the sum of our repurchase agreement financing, net payable or receivable for unsettled securities, net contractual forward purchase or sale price of our to-be-announced ("TBA") commitments and leverage within our mortgage servicing right ("MSR") financing receivables less our cash and cash equivalents compared to our investable capital.
(3)
Includes our net investment of $1,726 in a variable interest entity ("VIE") with gross assets and liabilities of $1,817 and $91, respectively, that is consolidated for GAAP financial reporting purposes.
(4)
Agency mortgage-backed securities ("MBS") assets include the fair value of the agency MBS which underlie our TBA forward purchase and sale commitments. In accordance with GAAP, our TBA forward commitments are reflected on the consolidated balance sheets as derivative assets and liabilities at fair value in the financial statement line items "other assets" and "other liabilities". As of September 30, 2023, the fair value of the underlying agency MBS that underlie our net short position in TBA commitments had a fair value of ($406,204) with a net carrying value of $9,421.

MSR Related Investments

The Company is party to agreements with a licensed, U.S. government sponsored enterprise (“GSE”) approved residential mortgage loan servicer that enable the Company to garner the economic return of an investment in an MSR purchased by the mortgage servicing counterparty. The arrangement allows the Company to participate in the economic benefits of investing in an MSR without holding the requisite licenses to purchase or hold MSRs directly. Under the terms of the arrangement, the Company provides capital to the mortgage servicing counterparty to purchase MSRs directly and the Company, in turn, receives all the economic benefits of the MSRs less a fee payable to the counterparty. At the Company’s request, the mortgage servicing counterparty may utilize leverage on the MSRs to which the Company’s MSR financing receivables are referenced to finance the purchase of additional MSRs to increase potential returns to the Company. These transactions are accounted for as financing receivables in the Company’s consolidated financial statements.

The Company’s MSR financing receivable investments as of September 30, 2023 are summarized in the tables below (dollars in thousands):

Amortized Cost Basis (1)	Unrealized Gain	Fair Value
$141,927	$49,873	$191,800

(1)
Represents capital investments plus accretion of interest income net of cash distributions.

MSR Financing Receivable Underlying Reference Amounts:
MSRs	Financing	Advances Receivable	Cash and Other Net Receivables	Counterparty Incentive Fee Accrual	MSR Financing Receivables	Implicit Leverage
$179,265	$—	$3,086	$9,449	$—	$191,800	—

Underlying Reference MSRs:
Holder of Loans	Unpaid Principal Balance	Weighted-Average Note Rate	Weighted-Average Servicing Fee	Weighted-Average Loan Age	Price	Multiple (1)	Fair Value
Fannie Mae	$11,841,368	3.09%	0.25%	35 months	1.40%	5.58	$165,449
Freddie Mac	964,775	3.71%	0.25%	31 months	1.43%	5.73	13,816
Total/weighted-average	$12,806,143	3.14%	0.25%	35 months	1.40%	5.59	$179,265

(1)
Calculated as the underlying MSR price divided by the weighted-average servicing fee.

As of September 30, 2023, the mortgage servicing counterparty had no draws outstanding under its credit facility collateralized by the MSRs to which the Company’s MSR financing receivables are referenced. The weighted average yield on the Company’s MSR financing receivables was 14.63% for the third quarter of 2023 compared to 13.79% for the second quarter of 2023, and the actual weighted-average constant prepayment rate (“CPR”) for the MSRs underlying the Company’s MSR financing receivables was 5.44% for the third quarter of 2023 compared to 5.19% for the second quarter of 2023. As of September 30, 2023, the valuation multiple of the MSRs underlying the Company's MSR financing receivables, calculated as the underlying MSR price divided by the weighted-average servicing fee, was 5.59x.

Credit Investments

The Company’s credit investments generally include mortgage loans secured by residential or commercial real property or MBS collateralized by residential or commercial mortgage loans or residential solar panel loans (“non-agency” MBS or ABS). As of September 30, 2023, the Company’s credit investment portfolio at fair value was comprised of the following (dollars in thousands):

	Market Price	Fair Value (1)	Financing	Invested Capital (2)	Leverage
AAA rated commercial MBS	$99.43	$99,434	$79,598	$20,002	4.0
Commercial mortgage loan	98.42	25,216	—	25,450	—
Business purpose residential MBS (3)	58.70	1,832	—	1,832	—
Solar ABS	39.63	2,006	—	2,006	—
Total/weighted-average		$128,488	$79,598	$49,290	1.6

(1)
For non-commercial credit investments in securities, includes contractual accrued interest receivable.
(2)
Invested capital includes investment accrued interest receivable and financing accrued interest payable.
(3)
Includes our net investment of $1,726 in a VIE with gross assets and liabilities of $1,817 and $91, respectively, that is consolidated for GAAP financial reporting purposes.

As of September 30, 2023, the Company had $79.6 million in repurchase agreements outstanding with a weighted average rate of 6.08% and remaining weighted average maturity of 18 days secured by $88.5 million of non-agency MBS at fair value. As of September 30, 2023, the Company did not have any repurchase agreements outstanding secured by commercial mortgage loans.

Agency MBS

The Company’s agency MBS consist of residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by a government sponsored enterprise, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). As of September 30, 2023, the Company’s agency MBS investment portfolio was comprised of the following (dollars in thousands):

Fair Value
Agency MBS	$520,851
Net short TBA Position	(406,204)
Total agency MBS investment portfolio	$114,647

As of September 30, 2023, the Company's specified agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Unpaid Principal Balance	Net Unamortized Purchase Premiums (Discounts)	Amortized Cost Basis	Net Unrealized Gain (Loss)	Fair Value	Market Price	Coupon	Weighted Average Expected Remaining Life
Fannie Mae	$256,838	$(5,797)	$251,041	$(19,716)	$231,325	$90.07	4.16%	9.4
Freddie Mac	321,789	(7,883)	313,906	(24,380)	289,526	89.97	4.15%	9.8
Total/weighted-average	$578,627	$(13,680)	$564,947	$(44,096)	$520,851	$90.01	4.15%	9.6

The Company’s weighted average yield on its specified agency MBS was 4.34% for the third quarter of 2023 compared to 4.26% for the second quarter of 2023, and the actual weighted-average CPR for the Company’s specified agency MBS was 5.31% for the third quarter of 2023 compared to 4.58% for the second quarter of 2023.

As of September 30, 2023, the Company's net short TBA agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Notional Amount:
	Net Long (Short)	Implied	Implied	Net Carrying
	Position (1)	Cost Basis (2)	Fair Value (3)	Amount (4)
3.0% 30-year MBS sale commitments	$(67,000)	$(57,104)	$(55,453)	$1,651
4.0% 30-year MBS sale commitments	(73,000)	(66,681)	(65,044)	1,637
4.5% 30-year MBS sale commitments	(311,000)	(291,840)	(285,707)	6,133
Total net long (short) agency TBA positions	$(451,000)	$(415,625)	$(406,204)	$9,421

(1)
Notional amount represents the unpaid principal balance of the underlying agency MBS.
(2)
Implied cost basis represents the contractual forward price for the underlying agency MBS.
(3)
Implied fair value represents the current fair value of the underlying agency MBS.
(4)
Net carrying amount represents the difference between the implied cost basis and the implied fair value of the underlying agency MBS. This amount is reflected on the Company's consolidated balance sheets as a component of "other assets" and "other liabilities."

As of September 30, 2023, the Company had $475.1 million of repurchase agreements outstanding with a weighted average rate of 5.48% and remaining weighted average maturity of 12 days secured by an aggregate of $499.3 million of agency MBS at fair value. The Company’s weighted average cost of repurchase agreement funding secured by agency MBS was 5.57% during the third quarter of 2023 compared to 5.14% during the second quarter of 2023.

The Company enters into various hedging transactions to mitigate the interest rate sensitivity of its cost borrowing and the value of its fixed-rate agency MBS and MSR financing receivables. Under the terms of the Company’s interest rate swap agreements, the Company pays or receives interest payments based on a fixed rate and pays or receives variable interest payments based upon the Secured Overnight Financing Rate (“SOFR”). As of September 30, 2023, the Company’s interest swap agreements were comprised of the following (dollars in thousands):

		Weighted-average:
	Notional Amount	Fixed Receive (Pay) Rate	Variable (Pay) Receive Rate	Net (Pay) Receive Rate	Remaining Life (Years)	Fair Value
Receive-fixed	$60,000	3.58%	(5.31)%	(1.73)%	4.2	$82
Pay-fixed	25,000	(4.20)%	5.31%	1.11%	1.3	(4)
Total / weighted-average	$85,000	1.29%	(2.19)%	(0.90)%	3.4	$78

The Company’s weighted average net pay rate of its interest rate swap agreements was 0.95% during the third quarter of 2023 compared to 0.80% during the second quarter of 2023. Under GAAP, the Company has not designated these transactions as hedging instruments for financial reporting purposes and, therefore, all gains and losses on its hedging instruments are recorded to line item "investment and derivative gains (losses), net" in the Company’s financial statements.

Other Third Quarter 2023 Financial Highlights

The Company’s book value was $6.41 per common share as of September 30, 2023 compared to $6.64 per common share as of June 30, 2023. Book value per common share is calculated as total equity less the preferred stock liquidation preference divided by common shares outstanding plus vested restricted stock units convertible into common stock less unvested restricted common stock. The Company's fully diluted book value was $5.56 per common share as of September 30, 2023 compared to $5.77 per common share as of June 30, 2023. Fully diluted book value per share is calculated as total equity less the preferred stock liquidation preference divided by common shares outstanding, including unvested restricted common stock, plus vested restricted stock units convertible into common stock and performance-based restricted stock units expected to be earned or vested upon the closing of the previously announced proposed sale of the Company to Ellington Financial.

The Company’s “at risk” leverage ratio was 0.4 to 1 as of September 30, 2023 compared to 0.5 to 1 as of June 30, 2023. The Company’s “at risk” leverage ratio is calculated as the sum of the Company’s repurchase agreement financing, net payable or receivable for unsettled securities, net contractual price of TBA purchase and sale commitments and financing embedded in its MSR financing receivables less cash and cash equivalents compared to the Company’s investable capital measured as the sum of the Company’s shareholders’ equity and long-term unsecured debt.

Additional Information

The Company will make available additional quarterly information for the benefit of its shareholders through a supplemental presentation that will be available at the Company's website, www.arlingtonasset.com. The presentation will be available on the Webcasts and Presentations section located under the Updates & Events tab of the Company's website.

About the Company

Arlington Asset Investment Corp. (NYSE: AAIC) currently invests primarily in mortgage related assets and has elected to be taxed as a REIT. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning interest rates, portfolio allocation, financing costs, portfolio hedging, prepayments, dividends, book value, utilization of loss carryforwards, any change in long-term tax structures (including any REIT election), use of equity raise proceeds and any other guidance on present or future periods constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, inflation, changes in interest rates, increased costs of borrowing, decreased interest spreads, credit risks underlying the Company’s assets, especially related to the Company’s mortgage credit investments, changes in political and monetary policies, changes in default rates, changes in prepayment rates and other assumptions underlying our estimates related to our projections of future earnings available for distribution, changes in the Company’s returns, changes in the use of the Company’s tax benefits, the Company’s ability to qualify and maintain qualification as a REIT, changes in the agency MBS asset yield, changes in the Company’s monetization of net operating loss carryforwards, changes in the Company’s investment strategy, changes in the Company’s ability to generate cash earnings and dividends, preservation and utilization of the Company’s net operating loss and net capital loss carryforwards, impacts of changes to and changes by Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve, the Federal Housing Finance Agency and the U.S. Treasury, availability of opportunities that meet or exceed the Company’s risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, the Company's ability to consummate the proposed plan of merger with Ellington Financial, the uncertainty and economic impact of a resurgence of the coronavirus (COVID-19) pandemic or other public health emergencies, and the effect of general economic, political, regulatory and market conditions, including the impact of a potential recessionary environment. These and other material risks are described in the Company's most recent Annual Report on Form 10-K and any other documents filed by the Company with the SEC from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial data to follow

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 30, 2023	June 30, 2023
ASSETS
Cash and cash equivalents (includes $49 and $229, respectively, from consolidated VIEs)	$8,900	$13,249
Restricted cash of consolidated VIEs	3	12
Agency mortgage-backed securities, at fair value	520,851	467,503
MSR financing receivables, at fair value	191,800	195,893
Credit investments, at fair value	126,762	128,195
Mortgage loans of consolidated VIEs, at fair value	237	910
Deposits	1,624	2,421
Other assets (includes $1,528 and $1,114, respectively, from consolidated VIEs)	17,081	9,287
Total assets	$867,258	$817,470
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$554,707	$499,900
Secured debt of consolidated VIEs, at fair value	91	113
Long-term unsecured debt	86,713	86,611
Other liabilities (includes $-0- and $-0-, respectively, from consolidated VIEs)	12,396	10,834
Total liabilities	653,907	597,458
Equity:
Preferred stock (liquidation preference of $33,420)	32,821	32,821
Common stock	284	284
Additional paid-in capital	2,026,250	2,025,638
Accumulated deficit	(1,846,004)	(1,838,731)
Total equity	213,351	220,012
Total liabilities and equity	$867,258	$817,470
Book value per common share (1)	$6.41	$6.64
Book value per diluted common share (1)	$5.56	$5.77
Common shares outstanding (in thousands) (2)	28,081	28,081
Diluted common shares outstanding (in thousands) (3)	32,360	32,360

(1) Book value and diluted book value per common share are calculated as total equity less the preferred stock liquidation preference divided by common shares outstanding and diluted common shares outstanding, respectively.

(2) Represents common shares outstanding plus vested restricted stock units convertible into common stock less shares of unvested restricted common stock. The amount of unvested restricted common stock was 828 as of September 30, 2023. Does not include performance-based restricted stock units that are convertible into common stock following both the achievement of performance goals over applicable performance periods and continued employment. The number of shares of common stock issuable under outstanding performance-based restricted stock units can range from zero to 4,457 as of September 30, 2023.

(3) Represents common shares outstanding, including restricted stock, plus vested restricted stock units convertible into common stock and performance-based restricted stock units to be earned or vested upon closing of sale to Ellington Financial.

	September 30, 2023	June 30, 2023
Assets and liabilities of consolidated VIEs:
Cash and restricted cash	$52	$241
Mortgage loans, at fair value	237	910
Other assets	1,528	1,114
Secured debt, at fair value	(91)	(113)
Other liabilities	—	—
Net investment in consolidated VIEs	$1,726	$2,152

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest income
MSR financing receivables	$5,247	$4,709	$4,685	$4,446
Agency mortgage-backed securities	5,417	5,040	4,976	4,732
Credit securities and loans	2,849	2,802	2,762	2,932
Mortgage loans of consolidated VIEs	—	56	1,398	2,302
Other	62	109	179	314
Total interest and other income	13,575	12,716	14,000	14,726
Rent revenues from single-family properties	—	—	—	869
Interest expense
Repurchase agreements	7,183	6,604	6,125	5,081
Long-term debt secured by single-family properties	—	—	—	335
Long-term unsecured debt	1,576	1,561	1,541	1,516
Secured debt of consolidated VIEs	—	—	681	906
Total interest expense	8,759	8,165	8,347	7,838
Single-family property operating expenses	—	—	—	755
Net operating income	4,816	4,551	5,653	7,002
Investment and derivative (loss) gain, net	(7,997)	6,417	(3,851)	1,809
General and administrative expenses
Compensation and benefits	2,091	2,037	2,255	3,200
Other general and administrative expenses	1,142	2,676	1,656	1,267
Total general and administrative expenses	3,233	4,713	3,911	4,467
(Loss) income before income taxes	(6,414)	6,255	(2,109)	4,344
Income tax provision (benefit)	199	1,387	109	(45)
Net (loss) income	(6,613)	4,868	(2,218)	4,389
Dividend on preferred stock	(660)	(660)	(660)	(660)
Net (loss) income (attributable) available to common stock	$(7,273)	$4,208	$(2,878)	$3,729
Basic (loss) earnings per common share	$(0.26)	$0.15	$(0.10)	$0.13
Diluted (loss) earnings per common share	$(0.26)	$0.15	$(0.10)	$0.13
Weighted average common shares outstanding (in thousands)
Basic	28,081	28,081	28,004	27,956
Diluted	28,081	28,709	28,004	28,468

Non-GAAP Earnings Available for Distribution

In addition to the results of operations determined in accordance with GAAP, we also report a non-GAAP financial measure "earnings available for distribution". We define earnings available for distribution as net income available to common stock determined in accordance with GAAP adjusted for the following items:

•
Plus (less) realized and unrealized losses (gains) on investments and derivatives;
•
Plus (less) income tax provision (benefit) for TRS realized and unrealized gains and losses on investments and derivatives
•
Plus TBA dollar roll income (expense)
•
Plus (less) interest rate swap net interest income (expense)
•
Plus depreciation of single-family residential properties
•
Plus stock-based compensation
•
Plus non-recurring general and administrative expenses

Realized and unrealized gains and losses recognized with respect to our mortgage related investments and economic hedging instruments, which are reported in line item “investment and derivative gain (loss), net” of our consolidated statements of comprehensive income, other than TBA dollar roll income and interest rate swap net interest income or expense, are excluded from the computation of earnings available for distribution as such gains on losses are not reflective of the economic interest income earned or interest expense incurred from our interest-bearing financial assets and liabilities during the indicated reporting period. Because our long-term-focused investment strategy for our mortgage related investment portfolio is to generate a net spread on the leveraged assets while prudently hedging periodic changes in the fair value of those assets attributable to changes in benchmark interest rates, we generally expect the fluctuations in the fair value of our mortgage related investments and economic hedging instruments to largely offset one another over time. In addition, certain of our investments are held by our TRS which is subject to U.S. federal and state corporate income taxes. In calculating earnings available for distribution, any income tax provision or benefit associated with gains or losses on our mortgage related investments and economic hedging instruments are also excluded from earnings available for distribution.

TBA dollar roll income (expense) represents the economic equivalent of net interest income (expense) generated from our transactions in non-specified fixed-rate agency MBS, executed through sequential series of forward-settling purchase and sale transactions that are settled on a net basis (known as “dollar roll” transactions). Dollar roll income (expense) is generated (incurred) as a result of delaying, or “rolling,” the settlement of a forward-settling purchase (sale) of a TBA agency MBS by entering into an offsetting “spot” sale (purchase) with the same counterparty prior to the settlement date, net settling the “paired-off” positions in cash, and contemporaneously entering another forward-settling purchase (sale) with the same counterparty of a TBA agency MBS of the same essential characteristics for a later settlement date at a price discount relative to the spot sale (purchase). The price discount of the forward-settling purchase (sale) relative to the contemporaneously executed spot sale (purchase) reflects compensation to the seller for the interest income (inclusive of expected prepayments) that, at the time of sale, is expected to be foregone as a result of relinquishing beneficial ownership of the MBS from the settlement date of the spot sale until the settlement date of the forward purchase, net of implied repurchase financing costs. We calculate dollar roll income (expense) as the excess of the spot sale (purchase) price over the forward-settling purchase (sale) price and recognize this amount ratably over the period beginning on the settlement date of the sale (purchase) and ending on the settlement date of the forward purchase (sale). In our consolidated statements of comprehensive income prepared in accordance with GAAP, TBA agency MBS dollar roll income (expense) is reported as a component of the overall periodic change in the fair value of TBA forward commitments within the line item “investment and derivative gain (loss), net.”

We utilize interest rate swap agreements to economically hedge a portion of our exposure to variability in future interest cash flows, attributable to changes in benchmark interest rates, associated with future roll-overs of our short-term repurchase agreement financing arrangements. Accordingly, the net interest income earned or expense incurred (commonly referred to as “net interest carry”) from our interest rate swap agreements in combination with repurchase agreement interest expense recognized in accordance with GAAP represents our effective “economic interest expense.” In our consolidated statements of comprehensive income prepared in accordance with GAAP, the net interest income earned or expense incurred from interest rate swap agreements is reported as a component of the overall periodic change in the fair value of derivative instruments within the line item “investment and derivative gain (loss), net.”

The following table provides a reconciliation of GAAP net income (loss) available (attributable) to common stock for the last four fiscal quarters (unaudited, dollars in thousands):

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net (loss) income (attributable) available to common stock	$(7,273)	$4,208	$(2,878)	$3,729
Add (less):
Investment and derivative loss (gain), net	7,997	(6,417)	3,851	(1,809)
Income tax (benefit) provision for TRS investment (loss) gain	(155)	921	(344)	(344)
Depreciation of single-family residential properties	—	—	—	225
Stock-based compensation expense	612	659	757	865
Non-recurring corporate transaction expenses (1)	300	1,757	716	—
Add back:
TBA dollar roll income (expense)	722	683	74	(429)
Interest rate swap net interest (expense) income	(183)	(172)	(118)	212
Non-GAAP earnings available for distribution	$2,020	$1,639	$2,058	$2,449
Non-GAAP earnings available for distribution per diluted common share	$0.07	$0.06	$0.07	$0.09
Weighted average diluted common shares outstanding	29,958	28,709	28,478	28,468

(1)
Non-recurring corporate transaction expenses represent non-recurring legal and professional service fees related to the sale process of the Company and proposed plan of merger with Ellington Financial.

Earnings available for distribution is used by management to evaluate the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as assist with the determination of the appropriate level of periodic dividends to common stockholders. In addition, we believe that earnings available for distribution assists investors in understanding and evaluating the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as its earnings capacity.

A limitation of utilizing this non-GAAP financial measure is that the effect of accounting for all events or transactions in accordance with GAAP does, in fact, reflect the financial results of our business and these effects should not be ignored when evaluating and analyzing our financial results. In addition, our calculation of earnings available for distribution may not be comparable to other similarly titled measures of other companies. Therefore, we believe that earnings available for distribution should be considered as a supplement to, and in conjunction with, net income and comprehensive income determined in accordance with GAAP. Furthermore, there may be differences between earnings available for distribution and taxable income determined in accordance with the Internal Revenue Code. As a REIT, we are required to distribute at least 90% of our REIT taxable income (subject to certain adjustments) to qualify as a REIT and all of our taxable income in order to not be subject to any U.S. federal or state corporate income taxes. Accordingly, earnings available for distribution may not equal our distribution requirements as a REIT.